Exhibit 99.8(f)(ii)

AMENDMENT NO. 1 TO AMENDED AND RESTATED PARTICIPATION AGREEMENT

This Amendment No. 1 made and entered into as of December 9, 2020, to that certain Amended and Restated Participation Agreement dated February 1, 2015 (the “Agreement”), by and among PROTECTIVE LIFE INSURANCE COMPANY (the “Company”), on its own and on behalf of each segregated account of the Company that is party to the Agreement (each, an “Account”), DEUTSCHE DWS VARIABLE SERIES I, DEUTSCHE DWS VARIABLE SERIES II, and DEUTSCHE DWS INVESTMENTS VIT FUNDS (each, a “Fund”), DWS DISTRIBUTORS, INC. (formerly, DeAWM DISTRIBUTORS, INC.) (the “Underwriter”) and DWS INVESTMENT MANAGEMENT AMERICAS, INC. (formerly, Deutsche Investment Management Americas Inc.) (the “Adviser”) (collectively, the “Parties”).

WHEREAS, the Parties desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereto agree as follows:

1.              Effective July 2, 2018, Deutsche Variable Series I, Deutsche Variable Series II and Deutsche Investment VIT Funds were renamed Deutsche DWS Variable Series I, Deutsche DWS Variable Series II and Deutsche DWS Investment VIT Funds, respectively.

2.              Effective March 23, 2018, DeAM Distributors, Inc. was renamed DWS Distributors, Inc.

3.              Effective July 2, 2018, Deutsche Investment Management Americas Inc. was renamed DWS Investment Management Americas, Inc.

4.              Article V. Fees and Expenses, is amended by deleting references to Deutsche Variable Series I Fund, in order to clarify that the provisions of Article V apply to all Funds covered by the Agreement.

5.              Article VI. Diversification and Qualification, Section 6.1, is amended by adding to the end of the section the following sentence:

Upon request, the Fund shall provide Company a certification of each Fund’s compliance with Section 817(h) of the Code and Treasury Regulation 1.817-5 for the preceding calendar quarter.

6.              Article XI. Notices, is amended with respect to the Fund, the Underwriter and the Adviser, as follows:

If to the Fund:

Deutsche DWS Variable Series I

Deutsche DWS Variable Series II

Deutsche DWS Investments VIT Funds

100 Summer Street

Suite 800

Boston, MA 02110

Attention: Secretary

If to Underwriter:

DWS Distributors, Inc.

875 Third Avenue

New York, NY 10022

Attn: Secretary

If to the Adviser:

DWS Investment Management Americas, Inc.

100 Summer Street

Suite 800

Boston, MA 02110

Attention: Chief Legal Officer

If to the Company:

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, AL  35223

Attention: Senior Vice President, Chief Product Officer

With a copy to:

Senior Counsel — Variable Products

Protective Life Corporation

2801 Highway 280 South

Birmingham, AL  35223

7.              Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

8.              Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

[Signature Page Follows]

Effective Date: As of December   , 2020

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized officers as of the date set forth above.

PROTECTIVE LIFE INSURANCE COMPANY	DEUTSCHE DWS INVESTMENTS VIT FUNDS

By:	By:
Name:	Name:
Title:	Title:

DWS DISTRIBUTORS, INC.	DWS INVESTMENT MANAGEMENT AMERICAS, INC.

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

DEUTSCHE DWS VARIABLE SERIES II	DEUTSCHE DWS VARIABLE SERIES I

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE A

Separate Account (Date Established by Board of Directors)	Contracts Funded by Separate Account

Protective COLI VUL Separate Account (02/25/2020)	Protective Executive Benefits Registered VUL

Protective COLI PPVUL Separate Account (4/14/2020)	Protective Executive Benefits Private Placement VUL

Titanium Universal Life Variable Account	Titanium VUL

Titanium Annuity Variable Account	Titanium VA

United Investors RetireMap Variable Account	United Investors RetireMap

SCHEDULE B

DESIGNATED PORTFOLIOS

AND CLASSES THEREOF

Designated Portfolios.

A.	Deutsche DWS Variable Series I
	DWS Capital Growth VIP	A, B
	DWS Global Small Cap VIP	A, B
(formerly Deutsche Global Small Cap Growth VIP)
	DWS Core Equity VIP	A, B
	DWS CROCI International VIP	A, B
(formerly Deutsche International VIP)
	DWS Bond VIP	A

B.	Deutsche DWS Variable Series II
	DWS Alternative Asset Allocation VIP	A, B
	DWS CROCI U.S. VIP	A, B
(formerly Deutsche Large Cap Value VIP)
	DWS International Growth VIP	A, B
(formerly Deutsche Global Thematic VIP)
	DWS High Income VIP	A, B
	DWS Global Equity VIP	A
(formerly Deutsche Diversified International Equity VIP)
	DWS Government Money Market VIP	A
(formerly Deutsche Money Market VIP)
	DWS Small Mid Cap Growth VIP	A
	DWS Global Income Builder VIP	A, B
	DWS Small Mid Cap Value VIP	A, B
(formerly Deutsche Dreman Small Mid Cap Value VIP)

C.	Deutsche DWS Investments VIT Funds
	DWS Equity 500 Index VIP	A, B, B2
	DWS Small Cap Index VIP	A, B